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                                PURE WORLD, INC.

                              LIST OF SUBSIDIARIES



NAME OF SUBSIDIARY                                  STATE OF INCORPORATION
------------------                                  ----------------------

American Holdings, Inc.                                    Delaware

Eco-Pure, Inc.                                             Delaware

Madis Botanicals, Inc.                                     Delaware

Pure World Botanicals, Inc.                                Delaware

Strategic Information Systems, Inc.                        Delaware



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